Exhibit 4.2

BankAtlantic Bancorp, Inc.

Computershare

250 Royall Street, Suite V
Canton MA 02021
Information Agent:
Georgeson
Telephone 888 219 8320

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 JNT

Subscription Rights 12345678901234

BANKATLANTIC BANCORP, INC. RIGHTS OFFERING

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2009, UNLESS EXTENDED IN THE SOLE DISCRETION OF BANKATLANTIC BANCORP, INC. (THE "COMPANY") (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

The Company has distributed, at no charge, to each holder of record of the Company's Class A Common Stock, par value $0.01 per share ("**Class A Common Stock**"), and Class B Common stock, par value $0.01 per share ("**Class B Common Stock**"), (each a "**Record Date Shareholder**") as of the close of business on August 24, 2009 (the "**Record Date**"), 4.441 subscription rights for each share of Class A Common Stock and Class B Common Stock held as of the close of business on the Record Date. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of subscription rights received will be rounded up to the next largest whole number. Each whole subscription right entitles the holder thereof to subscribe for one share of Class A Common Stock (the "Subscription Rights") at a subscription price of $2.00 per share.

The terms and conditions of the Rights Offering are set forth in the Company's prospectus dated July 8, 2008, and accompanying prospectus supplement, dated August 28, 2009 (as may be amended or supplemented, collectively, the "**Prospectus**"), which is incorporated into this Subscription Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Subscription Rights, and is entitled to exercise the Subscription Rights for the number of shares of Class A Common Stock, shown on this Subscription Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE SUBJECT TO CERTAIN EXCEPTIONS

The Subscription Rights are non-transferable except to affiliates of the recipient and by operation of law. The Subscription Rights will not be listed on the New York Stock Exchange or any other securities exchange or quoted on any automated quotation system.

METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXERCISED FORM AND PAYMENT IN FULL FOR THE SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

ALTERNATIVELY, YOU CAN SUBSCRIBE FOR SHARES OF CLASS A COMMON STOCK BY USING A NOTICE OF GUARANTEED DELIVERY. IF A NOTICE OF GUARANTEED DELIVERY IS USED, THE SUBSCRIPTION AGENT MUST RECEIVE (I) THE PAYMENT IN FULL FOR THE SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, (II) THE PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE AND (III) THE PROPERLY COMPLETED AND EXECUTED EXERCISE FORM EVIDENCING THE SUBSCRIPTION RIGHTS BEING EXERCISED AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE.

Full payment for the shares of Class A Common Stock subscribed for pursuant to the Subscription Rights must be payable in U.S. dollars by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "Computershare Trust Company, N.A. acting as subscription Agent for BankAtlantic Bancorp, Inc." Payments of the subscription price for the shares of Class A Common Stock subscribed for may be withdrawn by the Company at any time after receipt and, in any event, will be distributed to the Company no later than the next business day following the immediate availability to the Subscription Agent of any funds received following the Expiration Date, unless the Company terminates the Rights Offering. You will not be paid any interest on funds paid to the Subscription Agent, regardless of whether the funds are applied to the subscription price or returned to you.

For a complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from Georgeson Inc., the information agent (Shareholders: (888) 219-8320; Banks and Brokers: (212) 440-9800).

Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the Subscription Rights will be mailed promptly after the Expiration Date and after full payment for the shares of Class A Common Stock subscribed for has been received and cleared. In the event the shares of Class A Common Stock acquired pursuant to the Subscription Rights are not represented by certificates, such shares will be deposited in a book-entry account held on your behalf in accordance with the applicable time period described in the preceding sentences. Any excess payment to be refunded to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible. Delivery to an address other than one of the addresses listed will not constitute valid delivery.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	BBX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC 123456.78

001CD40006 013GHG

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:
I apply for ALL of my entitlement of Class A x 4.441 = x $2.00 = Common Stock pursuant to the Subscription Rights (no. of shares of Class A (no. of Class A Common Common Stock currently owned) Stock shares subscribed for) EXAMPLE: [1,000 shares If you of Class own 1,000 A Common shares Stock of Class x 4.441 A Common = 4,441 Stock, Subscription your Subscription Rights allowing Right for permits the subscription the purchase of: 4,441 of 4,441 shares shares x $2.00/share of Class A Common = $8,882] Stock for $2.00. IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF RIGHTS: money order I apply for x $2.00 = $ _ enclosed $ (no. of Class A Common (Total) Stock shares subscribed for) IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
	$ (Total)	_	Amount of Check or
Please disregard this mailing. SECTION 2: SUBSCRIPTION AUTHORIZATION:
I Common acknowledge Stock that indicated I have above received on the the Prospectus terms and conditions for this offering set forth of Subscription in the Prospectus Rights . and I hereby irrevocably subscribe for the number of shares of Class A Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): represent The Subscription and warrant that Rights the are person not transferable in whose name in any you way, are except requesting to affiliates that we of issue the recipient the Class and A Common except by Stock operation is your of affiliate law. By or executing is a transferee below, by you operation hereby of Computershare law. Evidence Trust satisfactory Company, to the N.A Company . at the address that any specified such permitted on the reverse transfer side is proper prior to must the Expiration be delivered Date by. mail, express mail or overnight courier to Complete the following ONLY if the shares of Class A Common Stock subscribed for are to be issued in a name other than that of the registered holder. Issue Shares to: Soc. Sec. #/Tax ID#: Address:

SECTION 4: COMPLETE ACKNOWLEDGMENT SECTION (TO 5): BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO
Bancorp, I/We Inc. acknowledge , I/we may receipt not modify of the or Prospectus revoke this subscription and understand rights that, certificate. after delivery Under to penalties Computershare of perjury, Trust I/we Company, certify that N. A. the as information Subscription contained Agent for herein, BankAtlantic including the social security number or taxpayer identification number given above, is correct. alteration The signature or change below whatsoever. must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any Signature(s) of Registered Holder:

Date: If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). Name: Capacity: Soc. Sec. #/Tax ID #:

Address: Phone:
SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4):
All defined Subscription in Rule 17Ad-15 Rights holders of the who Securities specify Exchange special issuance Act of 1934, or delivery as amended. instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as Name of Firm: Authorized Signature:

Address: Name:
City, State, Zip Code: Title:
Area Code and Telephone Number:

SUBSCRIPTION RIGHTS CERTIFICATE FOR BANKATLANTIC BANCORP, INC. RIGHTS OFFERING
BankAtlantic Bancorp, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) pursuant to which the holders of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), as of the close of business on August 24, 2009 (the “Record Date”) will receive 4.441 subscription rights for each share of Class A Common Stock and Class B Common Stock held of record as of the close of business on the Record Date. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of subscription rights received will be rounded up to the next largest whole number. Each whole subscription right entitles the holder thereof to subscribe for one share of Class A Common Stock (the “Subscription Rights”) at a subscription price of $2.00 per share. The Rights Offering will expire at 5:00 p.m., New York City time, on September 29, 2009, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).
METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, COMPLETE AND SIGN THE EXERCISE FORM WHERE INDICATED AND RETURN IT, TOGETHER WITH PAYMENT IN FULL FOR THE SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR, TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXECUTED EXERCISE FORM AND PAYMENT IN FULL FOR THE SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
ALTERNATIVELY, YOU CAN SUBSCRIBE FOR SHARES OF CLASS A COMMON STOCK BY USING A NOTICE OF GUARANTEED DELIVERY. IF A NOTICE OF GUARANTEED DELIVERY IS USED, THE SUBSCRIPTION AGENT MUST RECEIVE (I) THE PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY AND PAYMENT IN FULL FOR THE SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR AT OR BEFORE 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE AND (II) THE PROPERLY COMPLETED AND EXECUTED EXERCISE FORM AT OR BEFORE 5:00 P.M. NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE.
Full payment for the shares of Class A Common Stock subscribed for pursuant to the Subscription Rights must be made payable in United States dollars by check, bank draft or money order payable to “Computershare Trust Company, N.A. acting as Subscription Agent for BankAtlantic Bancorp, Inc.”
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company’s prospectus, dated July 8, 2008, and accompanying prospectus supplement, dated August 28, 2009 (collectively, the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Georgeson Inc., the information agent (Shareholders: (888) 219-8320; Banks and Brokers: (212) 440-9800).
Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the Subscription Rights will be mailed promptly after the Expiration Date and after full payment for the shares of Class A Common Stock subscribed for has been received and cleared. In the event the shares of Class A Common Stock acquired pursuant to the Subscription Rights are not represented by certificates, such shares will be deposited in a book-entry account held on your behalf in accordance with the applicable time period described in the preceding sentences. Any excess payment to be refunded to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible. Delivery to an address other than one of the addresses listed below will not constitute valid delivery.

BY MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V
Providence, RI 02941-3011	250 Royall Street
Canton, MA 02021
DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY.
Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Georgeson Inc. toll free at (888) 219-8320 or for banks and brokers at (212) 440-9800.